Exhibit 99.1

IMPLANT SCIENCES ANNOUNCES CREDIT FACILITY

WILMINGTON, Mass.--(BUSINESS WIRE) September 11, 2009 - Implant Sciences Corporation (OTCBB:IMSC), a supplier of systems and sensors for the homeland security market and related industries, today announced that on September 4, 2009, the Company and DMRJ Group LLC entered into a credit facility, pursuant to which DMRJ provided the Company with a revolving line of credit, in the maximum principal amount of $3,000,000. The Company intends to use the line of credit to build products to fulfill existing purchase orders.

The Company filed a Current Report on Form 8-K which contains further details of the transaction.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries. The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that: if third party credit is unavailable, our working capital could be restricted and we may not be able to borrow capital; and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Implant Sciences Corporation
Glenn Bolduc, CEO
978 752-1700
gbolduc@implantsciences.com